EXHIBIT 24




                           CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Trust's previously filed Registration Statements on Forms S-8 and S-3: 1988 Non-Statutory Stock Option Plan, Share Compensation Plan for Outside Trustees, 1997 Incentive Plan (File No. 333-57815) and Dividend Reinvestment Plan for Shareholders (File No. 333-81763).




                                         ARTHUR ANDERSEN LLP

Philadelphia, PA
March 29, 2000